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                                                                    EXHIBIT 10.9

                                METROCALL, INC.

                      AMENDED EMPLOYEE STOCK PURCHASE PLAN

PURPOSE The Metrocall, Inc. Amended Employee Stock Purchase Plan (the "ESPP" or the "Amended Plan") provides employees of Metrocall, Inc. (the "Company") and selected Company Subsidiaries with an opportunity to become owners of the Company through the purchase of shares of the Company's common stock (the "Common Stock"). The Company intends this Plan, as amended, to continue to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and its terms should be construed accordingly. The Amended Plan is effective as of January 1, 1998.

ELIGIBILITY                  An Employee whom the Company or an Eligible
                             Subsidiary has employed for at least one full month as of the first day of a Payroll Deduction Period is eligible to participate in the ESPP for that Payroll Deduction Period; provided, however, that an Employee may not make a purchase under the ESPP if such purchase would result in the Employee's owning Common Stock possessing 5% or more of the total combined voting power or value of the Company's outstanding stock. For purposes of determining an individual's amount of stock ownership, any options to acquire shares of Company
                             Common Stock are counted as shares of stock, and the attribution rules of Section 424(d) of the Code apply.

                             Employee means any person employed as a common law employee of the Company or an Eligible Subsidiary. Employee excludes anyone who, with respect to any particular period of time, was not treated initially on the payroll records as a common law employee.

ADMINISTRATOR                The Compensation Committee of the Board of
                             Directors of the Company, or such other committee as the Board designates (the "Committee"), will administer the ESPP. The Committee is vested with full authority and discretion to make, administer, and interpret such rules and regulations as it deems necessary to administer the ESPP (including rules and regulations deemed necessary in order to comply with the requirements of Section 423 of the
                             Code). Any determination or action of the Committee in connection with the administration or interpretation of the ESPP shall be final and binding upon each Employee, Participant and all persons claiming under or through any Employee or Participant.

                             Without shareholder consent and without regard to whether the actions might adversely affect Participants, the Committee (or the Board) may change the Payroll Deduction Periods,

                                  limit or increase the frequency and/or number of changes in the amounts withheld during a Payroll Deduction Period,

                                  establish the exchange ratio applicable to
                                  amounts withheld in a currency other than U.S. dollars,
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                                  permit payroll withholding in excess of the
                                  amount the Participant designated to adjust for delays or mistakes in the Company's processing of properly completed withholding elections,

                                  establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, delegate its functions (other than those with respect to setting Payroll Deduction Periods or determining the price of stock and the number of shares to be offered under the Plan) to officers or employees of the Company; and

                                  establish such other limitations or procedures as it determines in its sole discretion advisable and consistent with the Plan.

                             The Committee may also increase the price provided in Step 2 under GRANTING OF OPTIONS (by decreasing the discount and/or by designating that the price is determined as of either the beginning or the ending date of a Payroll Deduction Period rather than as of the lower of both) for Payroll Deduction Periods beginning after committee action.

PAYROLL DEDUCTION
PERIOD Payroll Deduction Periods are successive six month periods beginning January 1 and July 1, and the first such period under the Amended Plan will begin on January 1, 1998.

PARTICIPATION                An eligible Employee may become a "Participant" for
                             a Payroll Deduction Period by completing an authorization notice and delivering it to the Committee through the Company's Human Resources
                             Department within a reasonable period of time before the first day of such Payroll Deduction
                             Period. The Committee will send to each new
                             Employee who satisfies the rules in ELIGIBILITY above a notice advising the Employee of his right to participate in the ESPP for the following
                             Payroll Deduction Period. All Participants receiving options under the ESPP will have the same rights and privileges.

METHOD OF PAYMENT            A Participant may contribute to the ESPP through
                             payroll deductions, as follows:

                             The Participant must elect on an authorization notice to have deductions made from his Compensation for each payroll period during the Payroll Deduction Period at a rate of at least 1% but not more than 15% of his Compensation. Compensation under the Plan means an Employee's regular compensation, including overtime, bonuses, and commissions, from the Company or an Eligible Subsidiary paid during a Payroll Deduction Period.

                             All payroll deductions will be credited to the Participant's account under the ESPP and will accrue interest at a rate and in a manner designated by the Committee. Any such interest will be credited to the Participant's account and used to increase the amount available for purchases.

                             Payroll deductions will begin on the first payday coinciding with or following the first day of each Payroll Deduction Period and will end with the last payday preceding or coinciding with the end of that Payroll
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                             Deduction Period, unless the Participant sooner
                             withdraws as authorized under WITHDRAWALS below.

                             A Participant may not alter the rate of payroll deductions during the Payroll Deduction Period.

                             The Company may use the consideration it receives for general corporate purposes.

GRANTING OF OPTIONS          On the first day of each Payroll Deduction Period,
                             a Participant will receive options to purchase a number of shares of Common Stock with funds withheld from his Compensation. Such number of shares will be determined at the end of the Payroll
                             Deduction Period according to the following procedure:

                                  Step 1 -- Determine the amount the Company withheld from Compensation since the beginning of the Payroll Deduction Period;

                                  Step 2 -- Determine the "Purchase Price" to be the amount that represents 85% of the lower of Fair Market Value of a share of Common Stock on the (I) first day of the Payroll Deduction Period, or (II) the last day of the Payroll Deduction Period; and

                                  Step 3 -- Divide the amount determined in Step 1 by the amount determined in Step 2 and round down the quotient to the nearest whole number.

FAIR MARKET VALUE            The Fair Market Value of a share of Common Stock
                             for purposes of the Plan as of each date described in Step 2 will be determined as follows:

                                  if the Common Stock is traded on a national securities exchange, the closing sale price on that date;

                                  if the Common Stock is not traded on any such exchange, the closing sale price as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") for such date;

                                  if no such closing sale price information is available, the average of the closing bid and asked prices as reported by Nasdaq for such date;

                                  if there are no such closing bid and asked prices, the average of the closing bid and asked prices as reported by any other commercial service for such date; or

                                  if there is no established market for the Common Stock, the value as determined in good faith by the Committee.

                             For January 1 and any other date described in Step 2 that is not a trading day, the Fair Market Value of a share of Common Stock for such date shall be determined by using the closing sale price or the average of the closing bid and asked prices, as appropriate, for the immediately preceding trading day.

                             No Participant shall receive options:

                                  if, immediately after the grant, that
                                  Participant would own shares, or hold
                                  outstanding options to purchase shares, or
                                  both, possessing
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                                 5% or more of the total combined voting power
                                 or value of all classes of shares of the Company or any Subsidiaries; or

                                  that permit the Participant to purchase shares under all employee stock purchase plans of the Company and any Subsidiary with a Fair Market Value (determined at the time the options are granted) that exceeds $25,000 in any calendar year.

EXERCISE OF OPTION           Unless a Participant effects a timely withdrawal
                             pursuant to the WITHDRAWAL paragraph below, his option for the purchase of shares of Common Stock during a Payroll Deduction Period will be automatically exercised as of the last day of the Payroll Deduction Period for the purchase of the maximum number of full shares that the sum of the payroll deductions credited to the Participant's account during such Payroll Deduction Period can purchase pursuant to the formula specified in GRANTING OF OPTIONS.

                             Any payroll deductions credited to a Participant's account during the Payroll Deduction Period that are not used for the purchase of shares will be treated as follows:

                                  If the Participant has elected to withdraw from the ESPP as of the end of the Payroll Deduction Period, the Company will deliver the amount of the payroll deductions to the Participant.

                                  The amount of any other excess payroll
                                  deductions will be applied to the purchase of shares in the immediately succeeding Payroll Deduction Period.

DELIVERY OF COMMON
STOCK As soon as administratively feasible after the options are used to purchase Common Stock, the Company will deliver to each Participant or, in the alternative, to an agent or custodian that the Committee designates, the shares of Common Stock the Participant purchased upon the exercise of the option. If delivered to an agent or custodian, the agent or custodian may hold the shares in nominee name and may commingle shares held in its custody in a single account or stock certificate without identification as to individual Participants. If shares are delivered to a custodian, the Participant may elect at any time thereafter to take possession of the shares or to have the Committee deliver the shares to any brokerage firm. The Committee may, in its discretion, establish a program for cashless sales of Common Stock received under the ESPP.

SUBSEQUENT OFFERINGS         A Participant will be deemed to have elected to
                             participate in each subsequent Payroll Deduction
                             Period following his initial election to participate in the ESPP, unless the Participant files a written withdrawal notice with the Human
                             Resources Department at least ten days before the beginning of the Payroll Deduction Period as of which the Participant desires to withdraw from the ESPP.

WITHDRAWAL FROM THE
PLAN A Participant may withdraw all, but not less than all, payroll deductions credited to his account for a Payroll Deduction Period before the end of such Payroll Deduction Period by delivering a written notice to the Human Resources Department on behalf of the Committee at least thirty days before the end of such Payroll Deduction Period. A Participant who for any reason, including retirement, termination of employment, or death, ceases to be an Employee before the last day of any
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                             Payroll Deduction Period will be deemed to have
                             withdrawn from the ESPP as of the date of such cessation.

                             Upon the withdrawal of a Participant from the ESPP, his outstanding options under the ESPP will immediately terminate.

                             If a Participant withdraws from the ESPP for any reason, the Company will pay to the Participant all payroll deductions credited to his account or, in the event of death, to the persons designated as provided in DESIGNATION OF BENEFICIARY, as soon as administratively feasible after the date of such withdrawal and no further deductions will be made from the Participant's Compensation.

                             A Participant who has elected to withdraw from the ESPP may resume participation in the same manner and pursuant to the same rules as any Employee making an initial election to participate in the ESPP, i.e., he may elect to participate in the next following Payroll Deduction Period so long as he files the authorization form by the deadline for that Payroll Deduction Period. Any Participant who is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and who withdraws from the ESPP for any reason will only be permitted to resume participation in a manner that will permit transactions under the ESPP to continue to be exempt within the meaning of Rule 16b-3, as issued under the Exchange Act.

STOCK SUBJECT TO PLAN        The shares of Common Stock that the Company will
                             sell to Participants under the ESPP will be shares of authorized but unissued Common Stock or shares held as treasury stock. The maximum number of shares made available for sale under the ESPP will be 1,000,000 (subject to the provisions in ADJUSTMENTS UPON CHANGES IN CAPITAL STOCK). If the total number of shares for which options are to be exercised in a Payroll Deduction Period exceeds the number of shares then available under the ESPP, the Company will make, so far as is practicable, a pro rata allocation of the shares available.

                             A Participant will have no interest in shares covered by his option until the Participant exercises the option.

                             Shares that a Participant purchases under the ESPP will be registered in the name of the Participant or, at the Participant's election, in street name.

                             The Company will not issue fractional shares pursuant to the ESPP, but the Committee may, in its discretion, direct the Company to make a cash payment in lieu of fractional shares.

REPORTS Individual accounts will be maintained for each Participant. Statements of account will be given to Participants at least annually, and those statements will set forth the amount of payroll deductions, the exercise price, interest credited, the number of shares purchased, and the remaining cash balance, if any.

ADJUSTMENTS UPON
CHANGES IN CAPITAL
STOCK Subject to any required action by the Company (which it shall promptly take) or its stockholders, and subject to the provisions of applicable corporate law, if, during a Payroll Deduction Period,

                                  the outstanding shares of Common Stock
                                  increase or decrease or change into or are
                                  exchanged for a different number or kind of
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                                 security by reason of any recapitalization,
                                 reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or some other increase or decrease in such Common Stock occurs without the Company's receiving consideration,

                             the Committee will make a proportionate and appropriate adjustment in the number of shares of Common Stock underlying the options, so that the proportionate interest of the Participant immediately following such event will, to the extent practicable, be the same as immediately before such event. Any such adjustment to the options will not change the total price with respect to shares of Common Stock underlying the Participant's election but will include a corresponding proportionate adjustment in the price of the Common Stock, to the extent consistent with
                             Section 424 of the Code.

                             The Committee will make a commensurate change to the maximum number and kind of shares provided in the STOCK SUBJECT TO PLAN section.

                             Any issue by the Company of any class of preferred stock, or securities convertible into shares of common or preferred stock of any class, will not affect, and no adjustment by reason thereof will be made with respect to, the number of shares of Common Stock subject to any options or the price to be paid for stock except as this ADJUSTMENTS section specifically provides. The grant of an option under the Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

Substantial Corporate
Change Upon a Substantial Corporate Change, the Plan and the offering will terminate unless provision is made in writing in connection with such transaction for the assumption or continuation of outstanding elections, or the substitution for such options or grants of any options covering the stock or securities of a successor employer corporation, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the options will continue in the manner and under the terms so provided.

                             If an option would otherwise terminate pursuant to the preceding sentence, the optionee will have the right, at such time before the consummation of the transaction causing such termination as the Board reasonably designates, to exercise any unexercised portions of the option. However, the Board may determine that allowing such exercise before the end of the Payroll Deduction Period will not occur if the election would render unavailable "pooling of interest" accounting for any reorganization, merger, or consolidation of the Company.

                             A Substantial Corporate Change means the

                                  dissolution or liquidation of the Company,
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                                  merger, consolidation, or reorganization of
                                  the Company with one or more corporations in which the Company is not the surviving corporation,

                                  the sale of substantially all of the assets of the Company to another corporation, or any transaction (including a merger or
                                  reorganization in which the Company survives) approved by the Board that results in any person or entity (other than any affiliate of the Company as defined in Rule 144(a)(1) under the Securities Act) owning 100% of the combined voting power of all classes of stock of the Company.

DESIGNATION OF
BENEFICIARY                  A Participant may file with the Committee a written
                             designation of a beneficiary who is to receive any payroll deductions credited to the Participant's account under the ESPP or any shares of Common
                             Stock owed to the Participant under the ESPP if the Participant dies. A Participant may change a beneficiary at any time by filing a notice in writing with the Human Resources Department on behalf of the Committee.

                             Upon the death of a Participant and upon receipt by the Committee of proof of the identity and existence of the Participant's designated beneficiary, the Company shall deliver such cash or shares, or both, to the beneficiary. If a Participant dies and is not survived by a beneficiary that the Participant designated in accordance with the immediate preceding paragraph, the Company will deliver such cash or shares, or both, to the personal representative of the estate of the deceased Participant. If, to the knowledge of the Committee, no personal representative has been appointed within 90 days following the date of the Participant's death, the Committee, in its discretion, may direct the Company to deliver such cash or shares, or both, to the surviving spouse of the deceased Participant, or to any one or more dependents or relatives of the deceased Participant, or if no spouse, dependent or relative is known to the Committee, then to such other person as the Committee may designate.

                             No designated beneficiary may acquire any interest in such cash or shares before the death of the Participant.

SUBSIDIARY EMPLOYEES         Employees of Company Subsidiaries will be entitled
                             to participate in the ESPP, except as otherwise designated by the Board of Directors or the Committee.

                             Eligible Subsidiary means each of the Company's Subsidiaries, except as the Board otherwise specifies. Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time an option is granted to a Participant under the ESPP, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

TRANSFERS,
ASSIGNMENTS,
AND PLEDGES                  A Participant may not assign, pledge, or otherwise
                             dispose of payroll deductions credited to the
                             Participant's account or any rights to exercise an
                             option or to receive shares of Common Stock under
                             the ESPP other than by will or the laws of descent
                             and distribution or pursuant to a
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                             qualified domestic relations order, as defined in
                             the Employee Retirement Income Security Act. Any other attempted assignment, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw under the WITHDRAWAL section.

AMENDMENT OR
TERMINATION OF PLAN          The Board of Directors of the Company or the
                             Committee may at any time terminate or amend the ESPP. Any amendment of the ESPP that (i) materially increases the benefits to Participants, (ii) materially increases the number of securities that may be issued under the ESPP, or (iii) materially modifies the eligibility requirements for participation in the ESPP must be approved by the shareholders of the Company to take effect. The
                             Company shall refund to each Participant the amount of payroll deductions credited to his account as of the date of termination as soon as administratively feasible following the effective date of the termination.

NOTICES All notices or other communications by a Participant to the Committee or the Company shall be deemed to have been duly given when the Human Resources Department or the Secretary of the Company receives them or when any other person the Company designates receives the notice or other communication in the form the Company specifies.

GENERAL ASSETS               Any amounts the Company invests or otherwise sets
                             aside or segregates to satisfy its obligations under this ESPP will be solely the Company's property (except as otherwise required by Federal or state wage laws), and the optionee's claim against the Company under the ESPP, if any, will be only as a general creditor. The optionee will have no right, title, or interest whatever in or to any investments that the Company may make to aid it in meeting its obligations under the ESPP. Nothing contained in the ESPP, and no action taken pursuant to its provisions, will create or be construed to create an implied or constructive trust of any kind or a fiduciary relationship between the Company and any Employee, Participant, former Employee, former
                             Participant, or any beneficiary.

PRIVILEGES OF STOCK
OWNERSHIP                    No Participant and no beneficiary or other person
                             claiming under or through such Participant will have any right, title, or interest in or to any shares of Common Stock allocated or reserved under the Plan except as to such shares of Common Stock, if any, that have been issued to such Participant.

TAX WITHHOLDING              To the extent that a Participant realizes ordinary
                             income in connection with a sale or other transfer of any shares of Common Stock purchased under the Plan or the crediting of interest to an account, the Company may withhold amounts needed to cover such taxes from any payments otherwise due to the Participant. Any Participant who sells or otherwise transfers shares purchased under the Plan within two years after the beginning of the Payroll
                             Deduction Period in which he purchased the shares must, within 30 days of such transfer, notify the Company's Payroll Department in writing of such transfer.

LIMITATIONS ON
LIABILITY                    Notwithstanding any other provisions of the ESPP,
                             no individual acting as a director, employee, or agent of the Company shall be liable to any Employee, Participant, former Employee, former
                             Participant, or any spouse or beneficiary for any claim, loss, liability, or expense incurred in connection with the ESPP, nor shall such individual be personally liable because of any contract or other instrument he executes in such other capacity. The Company will indemnify and hold harmless each director, employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the ESPP has been or will be delegated, against any cost or expense (including attorneys' fees) or liability
                             (including any sum paid in settlement of a claim with the Metrocall Board's approval) arising out of any act or omission to act concerning this ESPP unless arising out of such person's own fraud or bad faith.

NO EMPLOYMENT
CONTRACT Nothing contained in this Plan constitutes an employment contract between the Company or an Eligible Subsidiary and any Employee. The ESPP does not give an Employee any right to be retained in the Company's employ, nor does it enlarge or diminish the Company's right to terminate the Employee's employment.

DURATION OF ESPP             Unless the Metrocall Board extends the Plan's term,
                             no Payroll Deduction Period will begin after December 31, 2007.

APPLICABLE LAW               The laws of the Commonwealth of Virginia (other
                             than its choice of law provisions) govern the ESPP and its interpretation.

LEGAL COMPLIANCE             The Company will not issue any shares of Common
                             Stock under the Plan until the issuance satisfies all applicable requirements imposed by Federal and state securities and other laws, rules, and regulations, and by any applicable regulatory agencies or stock exchanges. To that end, the Company may require the optionee to take any reasonable action to comply with such requirements before issuing such shares. No provision in the Plan or action taken under it authorizes any action that Federal or state laws otherwise prohibit.

                             The Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933 ("Securities Act") and the Securities Exchange Act of 1934 and all regulations and rules the Securities and Exchange Commission issues under those laws, including specifically Rule 16b-3. Notwithstanding anything in the Plan to the contrary, the Committee and the Board must administer the Plan, and Participants may purchase Common Stock, only in a way that conforms to such laws, rules, and regulations. To the extent permitted by applicable law, the Plan and any offers will be deemed amended to the extent necessary to conform to such laws, rules, and regulations.

APPROVAL OF
SHAREHOLDERS                 The ESPP must be submitted to the shareholders of
                             the Company for their approval within 12 months after the Board of Directors of the Company adopts the ESPP. The adoption of the ESPP is conditioned upon the approval of the shareholders of the Company, and failure to receive their approval will render the ESPP and any outstanding options thereunder void and of no effect.